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                                                                      Exhibit 11





                            FUQUA ENTERPRISES, INC.
             NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE
                                 JUNE 30, 1996

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                                NUMBER OF
                                 TRADING                 TOTAL               TOTAL
MONTH                             DAYS                   HIGH                 LOW
- ----------------------------------------------------------------------------------------------------------
April                               21               $   565.375          $   558.125
May                                 22                   627.375              622.125
June                                20                   579.625              576.125
                                    --               -----------          -----------
                                    63               $ 1,772.375          $ 1,756.375           $3,528.750
                                    ==               ===========          ===========           ==========


AVERAGE:  $3,528.750 divided by 63 divided by 2 = $28.006
==========================================================================================================


OPTIONS                                                                       OPTION
OUTSTANDING                      SHARES                   PRICE             EXTENSION
- ----------------------------------------------------------------------------------------------------------
                                 5,000                     9.500               47,500
                               121,000                    20.250            2,450,250
                                25,000                    20.375              509,375
                                 5,000                    21.000              105,000
                                15,000                    20.625              309,375
                                 4,000                    18.625               74,500
                               150,000                    20.500            3,075,000
                               100,000                    18.375            1,837,500
                               -------                                    -----------
Total                          425,000                                    $ 8,408,500
                               =======                                    ===========


- ----------------------------------------------------------------------------------------------------------


Average Price (above)                                                      $   28.006
                                                                           ----------
Total Option Extension Divided by Average Price                               300,240
Options Outstanding                                                           425,000
                                                                           ----------
Common Stock Equivalents                                                      124,760
Average Shares Outstanding (see page 2)                                     4,478,792
                                                                           ----------
Use for Primary Earnings Per Share 2nd Quarter                              4,603,552
                                                                           ----------
Use for Primary Earnings Per Share 1st Quarter                              4,499,711
                                                                           ----------
Use for 1st half of 1996 (Average)                                          4,551,632
                                                                           ----------

- ----------------------------------------------------------------------------------------------------------




                                  -continued-





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FULLY DILUTED EARNINGS PER SHARE:

AVERAGE NUMBER OF SHARES OUTSTANDING:

BEGINNING                      ENDING                 NUMBER                   SHARES
DATE                            DATE                  OF DAYS               OUTSTANDING           EXTENSION
- ------------------------------------------------------------------------------------------------------------
4-1-96                        4-10-96                   10                   4,478,347            44,783,470
4-11-96                       4-30-96                   20                   4,478,847            89,576,940
5-1-96                        5-31-96                   31                   4,478,847           138,844,257
6-1-96                        6-30-96                   30                   4,478,847           134,365,410
                                                        --                                       -----------
                                                        91                                       407,570,077
                                                        ==                                       ===========

Average Number of Shares Outstanding:
Second Quarter (Extension Divided by Number of Days)                         4,478,792


- ------------------------------------------------------------------------------------------------------------

                                                                                 FIRST
                                                                               QUARTER
                                                                               -------
Closing Price - 6-30-96                                                     $   29.000
                                                                            ----------

Total Option Extension (from page 1) Divided by Closing Price                  289,948
Options Outstanding                                                            425,000
                                                                            ----------
Common Stock Equivalents                                                       135,052
Average Shares Outstanding (from above)                                      4,478,792
                                                                            ----------
Fully Diluted Shares                                                         4,613,844
Less Primary Shares (from page 1)                                            4,603,552
                                                                            ----------
Additional Shares                                                               10,291
                                                                            ----------
Percentage                                                                         .22%


(Note: Anti-dilutive or less than 3.0%; no fully diluted presentation required.)
- ------------------------------------------------------------------------------------------------------------





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